Exhibit 4.1

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

RELYPSA, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: April 27, 2016	Certificate No. 2016-[___]

THIS IS TO CERTIFY that [HOLDER], a Delaware limited partnership, and its permitted transferees, successors and permitted assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from RELYPSA, INC., a Delaware corporation (the “Company”), at the price of $18.76 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on April 27, 2023 (the “Expiration Date”), [______] shares of the fully paid and non-assessable common stock, par value $0.001 per share (“Common Stock”), of the Company (as such number may be adjusted as provided herein). The [______] shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number”. This common stock purchase warrant (this “Warrant”) is issued under and pursuant to that certain Credit Agreement by and among the Company, the Holder, as Administrative Agent, and the other parties thereto from time to time, dated as of April 27, 2016 (as amended, modified or supplemented from time to time, the “Credit Agreement”).

The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 of this Warrant, including, but not limited to, a Stock Dividend, Stock Subdivision or Stock Combination. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof, unless otherwise defined herein.

SECTION 1. The Warrant; Transfer and Exchange.

(a) The Warrant. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Credit Agreement, and, as more fully set forth in Sections 1(b) and 7 hereof, may, subject to the terms of this Warrant, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein and therein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

(b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company and, subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2. Exercise.

(a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c) Cashless Exercise. If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to make a “Cashless Exercise” of this Warrant, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price in cash) that number of Warrant Shares computed using the following formula:

X	=	Y (A - B)
A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation).

A =	The Fair Market Value Per Share.

B =	The Exercise Price (as adjusted to the date of such calculations).

(d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within 10 Business Days after such surrender of this this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall cause its transfer agent to issue the Warrant Shares so purchased to the Holder in book-entry format. Any reference in this Warrant to the issuance of a certificate or the certificates representing the Warrant Shares shall also be deemed a reference to the book-entry issuance of such Warrant Shares.

(e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share.

(f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3. Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder.

SECTION 4. Replacement Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

SECTION 5. Adjustments to the Aggregate Number and the Exercise Price.

Under certain conditions, the Aggregate Number and the Exercise Price are subject to adjustment as set forth in this Section 5.

(a) Adjustments. The Aggregate Number and Exercise Price, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number and Exercise Price hereunder.

(i) Stock Dividends; Subdivisions and Combinations. In case at any time or from time to time the Company shall:

(A) issue to the holders of its shares of Common Stock a dividend payable in, or other distribution of, shares of Common Stock (a “Stock Dividend”);

(B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”); or

(C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”);

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination, and the Exercise Price shall be proportionately adjusted. In the event the Company shall declare or pay, without consideration, any dividend on the shares of Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii) Non-Cash Distributions. If the Company makes or pays any distribution on the outstanding shares of Common Stock (and not to the Holders of the Warrants) payable in securities or property (other than cash) not covered by Section 5(a)(i) above, then upon exercise or exchange of this Warrant, for each Warrant Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Warrant Shares of record as of the date the dividend or distribution occurred.

(iii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Exercise Price and the Aggregate Number provided above in this Section 5(a):

(A) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 5(a).

(B) In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(C) The adjustments required by the preceding paragraphs of this Section 5(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 5(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least $0.01 to or from the Exercise Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(D) In computing adjustments under this Section 5(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(E) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common

Stock or any Convertible Securities (whether as a dividend or a distribution or otherwise) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such Common Stock or Convertible Securities or warrants, options or other rights to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, then no adjustment shall be required by reason of the taking of such record.

(b) Reclassification or Reorganization. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a Stock Dividend, a Stock Subdivision or a Stock Combination provided for in Section 5(a)) that occurs after the Commencement Date, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the Aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(c) Notices.

(i) Notice of Proposed Actions. If, while this Warrant is outstanding, the Company (A) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock or makes any other distribution to the holders of its Common Stock, (B) offers to the holders of its Common Stock (in their capacity as stockholder of the Company) rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or Capital Stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) effects any reclassification of its Common Stock, (D) effects any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) enters into any agreement contemplating, or solicits stockholder approval for, any Change of Control, (F) effects the liquidation, dissolution or winding up of the Company or (G) effects any other action which would require an adjustment under this Section 5, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution, or rights or the proposed date on which such reclassification, reorganization, Change of Control, liquidation, dissolution, winding up or other transaction, is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 20 calendar days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 calendar days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(ii) Adjustment Notice. Whenever the Exercise Price and the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 15 Business Days after the event requiring the adjustment) prepare and deliver to the Holder a notice from the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. Any other determination of fair market value required hereunder shall first be determined in good faith by the board of directors of the Company and be based on such factors that the board of directors of the Company considers relevant in its reasonable judgment.

(d) Treatment of Warrant upon a Change of Control.

(i) In the event of a Change of Control in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Change of Control”), if this Warrant is outstanding immediately prior to such Cash/Public Change of Control then (A) if the Fair Market Value Per Share is greater than the then applicable Exercise Price, this Warrant shall be automatically exchanged without exercise for the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Cash/Public Change of Control if it had been, immediately prior to such Cash/Public Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (less the aggregate applicable Exercise Price plus the non-cash distributions that the Holder is entitled to receive pursuant to Section 5 (if any)) and (B) if the Fair Market Value Per Share is less than or equal to the then applicable Exercise Price, this Warrant will expire immediately prior to the consummation of such Change of Control. In the event of a Cash/Public Change of Control as set forth in Section 5(e)(i)(A), the Company shall pay or deliver to the Holder the securities, cash or property contemplated in Section 5(e)(i)(A) promptly following the consummation of the Cash/Public Change of Control.

(ii) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control that is not a Cash/Public Change of Control, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not affect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant.

SECTION 6. No Dilution or Impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary so that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. The Holder acknowledges and agrees that nothing in this Section 6 shall prohibit the Company from engaging in any Acquisition or taking any actions related thereto.

SECTION 7. Transfers of the Warrant Securities.

(a) Generally. Subject to compliance with applicable federal and state securities laws and the restrictions set forth in this Section 7, the Holder may transfer this Warrant and the Warrant Shares in whole or in part to any Person, and, upon the reasonable request of the Holder, the Company agrees that it shall use commercially reasonable efforts to promptly assist the Holder in making any such transfer in compliance with any applicable federal and state securities laws. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act. For a transfer of this Warrant as an entirety by Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) Representation by the Holder. The Holder, by the accepting the same, represents and warrants to the Company as follows:

(i) this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment purposes for its own account and not with a view to or for sale in connection with any distribution or reselling thereof;

(ii) the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(iii) the Holder is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; the Holder understands that investment in the Warrant (and any Warrant Shares it acquires) involves substantial risks; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment;

(iv) prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such customary certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement; and

(v) the Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) Transfer Restrictions.

(i) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant (or any warrants represented hereby) may only be sold, in whole or in part, (A) pursuant to an effective registration statement covering the re-sale by the Holder of this Warrant under the Securities Act or (B) pursuant to a private placement exemption from registration under the Securities Act and upon delivery to the Company of a customary opinion of legal counsel (which may rely on customary certificates and representations), certifications or other evidence as may reasonably be required by the Company in order to determine that such registration is not required under the Securities Act. This Warrant (or any warrants represented hereby) sold pursuant to an effective registration statement under the Securities Act shall not bear a restrictive legend as set forth in this Warrant or pursuant to this clause.

(ii) Any Warrants Shares may only be sold (A) pursuant to an effective registration statement under the Securities Act or (B) pursuant to an exemption from registration under the Securities Act and upon delivery to the Company of a customary opinion of legal counsel (which may rely on customary certificates and representations), certifications or other evidence as may reasonably be required by the Company in order to determine that such registration is not required under the Securities Act. The Holder acknowledges that the Company may place a restrictive legend on any Warrant Shares issued upon exercise in order to comply with applicable securities laws, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act.

(d) Registration Rights. The Company agrees that it shall notify the Holder in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and excluding, without limitation, any Special Registration Statement) that would be filed before the date that is six (6) months from the Commencement Date, and will afford each such Holder an opportunity to include in such registration statement all or part of the Warrant Securities. Each Holder desiring to include in any such registration statement all or any part of the Warrant Securities held by it shall, within seven (7) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Warrant Securities by such Holder. If a Holder decides not to include all of its Warrant Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Warrant Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

SECTION 8. Covenants.

The Company hereby covenants to the Holder that so long as the Holder holds this Warrant:

(a) Validly Issued Shares. All shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Warrant Shares, restrictions under applicable federal and/or state securities laws and other transfer restrictions described herein).

(b) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(c) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(d) No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder. Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the Credit Agreement or by commercial law applicable to creditors generally.

(e) Listing of the Warrant Shares. To the extent applicable, the Company shall promptly secure the listing of the Warrant Shares on the Principal Market after such time as the Warrant Shares are no longer required to contain the legend provided in Section 7, and provide to the Holder evidence of such listing.

(f) Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Holder owns any Warrant Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Securities under Rule 144. So long as the Warrant Securities are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request and is within the Company’s control, all to the extent required from time to time to enable the Holder to sell such Warrant Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(g) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of this Warrant to the Holder.

SECTION 9. Representations and Warranties by the Company. The Company represents and warrants to the Holder that as of the Commencement Date:

(a) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Warrant. The execution, delivery and performance by the Company of this Warrant has been duly authorized by all necessary corporate action, and does not (i) contravene the terms of the Company’ s certificate of incorporation or bylaws, (ii) in any material respect, conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any Contractual Obligation to which the Company is a party, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required upon (or prior to) the execution, delivery or performance by, or enforcement against, the Company of this Warrant other than those that have already been obtained and are in full force and effect. This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity.

(b) The Company meets the applicable requirements for the use of Form S-3 under the Securities Act to register securities of the Company.

(c) Assuming the accuracy of the representations made by the Holder herein, the offer and sale by the Company of this Warrant are not required to be registered pursuant to the provisions of Section 5 of the Securities Act.

SECTION 10. Equitable Relief. Each of the Company and the Holder acknowledges that a breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief.

SECTION 11. Stockholder Rights. Until the exercise of this Warrant or any portion of this Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

SECTION 12. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

“Affiliate” has the meaning set forth in the Credit Agreement.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of California or in the state of New York.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Change of Control” means shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of at least a majority of the voting power of the capital stock of the Company.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes (a) such Common Stock, as defined in the Preamble, (b) any other class of Capital Stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other Capital Stock into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Credit Agreement” has the meaning set forth in the Preamble.

“Date of Determination” means any date of a Notice of Exercise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” mean (as of immediately before the Date of Determination) (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the Business Day prior to the date of exercise on the NASDAQ Global Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”) or (y) or if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s board of directors.

“Governmental Authority” has the meaning set forth in the Credit Agreement.

“Holder” has the meaning set forth in the Preamble.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Change of Control were the Holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Change of Control, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Change of Control were the Holder to exercise or convert this Warrant in full on or prior to the closing of such Change of Control, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, (y) does not extend beyond six months from the closing of such Change of Control or (z) relates to the Holder’s status as an affiliate of such issuer prior to such Change of Control.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Person” has the meaning set forth in the Credit Agreement.

“Principal Market” initially means the NASDAQ Global Market and any successor exchange thereto and shall also include the NASDAQ Global Select Market, the NASDAQ Capital Market, New York Stock Exchange, Inc., the American Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities or (iv) any registration statement filed under Rule 462(b) promulgated under the Securities Act.

“Stock Combination” has the meaning set forth in Section 5(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 5(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization, or other reorganization affecting the Company’s Capital Stock.

SECTION 13. Survival of Provisions. Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 7, 8 and Section 11 through 24 of this Warrant which shall expressly survive such exercise until the Expiration Date) until such time as the Holder no longer holds any Warrant Shares.

SECTION 14. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 15. Rights of Transferees. Subject to Section 7, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16. Captions. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 17. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 17. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

(a)	if to the Company:

100 Cardinal Way

Redwood City, CA 94063

Attention: Ronald Krasnow, General Counsel

Email: rkrasnow@relypsa.com

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark V. Roeder

Email: mark.roeder@lw.com

(b)	if to the Holder:

[                                         ]

with a copy to:

[                                         ]

SECTION 18. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder. The Company shall not require the Holder to provide an opinion of counsel if the transfer is to an affiliate of the Holder; provided, that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and the Holder and such transferee each comply in all respects with the transfer procedures set forth in Section 7, as applicable.

SECTION 19. Amendments. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 20. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 21. GOVERNING LAW. THIS WARRANT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 22. Entire Agreement. This Warrant and the Loan Documents are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 23. Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 24. No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder. Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the Credit Agreement or by commercial law applicable to creditors generally.

[Remainder of Page Intentionally Omitted.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date first written above.

RELYPSA, INC.,
a Delaware corporation

By:
Name:
Title:

RELYPSA, INC.

WARRANT

Accepted and agreed,

[HOLDER]

By:
Name:
Title:

RELYPSA, INC.

WARRANT

EXHIBIT A

NOTICE OF EXERCISE

To:	Relypsa, Inc.

1.    The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.    The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

             Exercise for Cash

             Cashless Exercise

3.    Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.    The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.    The undersigned represents that, as of the date hereof, the undersigned (together with the undersigned’s affiliates, and any other persons acting as a group together with the undersigned or any of the undersigned’s affiliates) owns ______________ shares of Common Stock (as such ownership is calculated pursuant to the rules of the NASDAQ Global Market).

6.    If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT B

Notice of Assignment

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, the Holder (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Relypsa, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:
Dated:	Signature:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:
Its:

Address: